**NARA BANCORP, INC.**
**SUBSIDIARIES CHART**


NARA BANCORP, INC.
Opened 11/16/2000
Delaware Corp.
Los Angeles, CA
100% ownership
NARA BANK
Opened 6/16/1989
National Charter
Los Angeles, CA
100% ownership
NARA CAPITAL TRUST I
Opened 3/28/2001
Delaware Trust
Los Angeles, CA
100% ownership
NARA STATUTORY TRUST II
Opened 3/25/2002
Connecticut Trust
Los Angeles, CA
100% ownership
NARA CAPITAL TRUST III
Opened June-2003
Los Angeles, CA
100% ownership
NARA STATUTORY TRUST IV
Opened Dec-2003
Los Angeles, CA
100% ownership
NARA STATUTORY TRUST V
Open Dec-2003
Los Angeles, CA
100% ownership
NARA CAPITAL HOLDINGS, INC.
Opened 4/4/2003
California Corp.
Los Angeles, CA
100% ownership
NARA LOAN CENTER CORPORATION
Opened Sept-2000
New Jersey Corp.
Los Angeles, CA
100% ownership
NARA REAL ESTATE INVESTMENT TRUST
Opened 4/9/2003
Maryland REIT
Los Angeles, CA